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                                                                    EXHIBIT 21.1

                           MEGO MORTGAGE CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT



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
Mego Mortgage Home Loan Acceptance Corporation      (58-2298755)     incorporated in Delaware
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